Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: October 25, 2017

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Quarterly and Nine-Month Earnings

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp (“Horizon”) today announced its unaudited financial results for the three-month and nine-month periods ended September 30, 2017.  All share data has been adjusted to reflect Horizon’s three-for-two stock split effective November 14, 2016.

SUMMARY:
•	Net income for the third quarter of 2017 increased 23.8% to $8.2 million or $0.36 diluted earnings per share compared to $6.6 million or $0.30 diluted earnings per share for the third quarter of 2016.
•
Net income, excluding acquisition-related expenses, gain on sale of investment securities and purchase accounting adjustments (“core net income”), for the third quarter of 2017 increased 10.3% to $9.2 million or $0.41 diluted earnings per share compared to $8.4 million or $0.39 diluted earnings per share for the same period of 2016.

•	Net income for the first nine months of 2017 was $25.5 million or $1.13 diluted earnings per share compared to $18.3 million or $0.94 diluted earnings per share for the same period in 2016.
•
Core net income for the first nine months of 2017 increased 22.5% to $25.4 million or $1.13 diluted earnings per share compared to $20.7 million or $1.07 diluted earnings per share for the same period of 2016.

•	Return on average assets was 0.96% for the third quarter of 2017 compared to 0.80% for the same period in 2016.
•
Return on average assets, excluding acquisition-related expenses, gain on sale of investment securities and purchase accounting adjustments (“core return on average assets”), for the third quarter of 2017 was 1.09% compared to 1.02% for the same period of 2016.

•	Commercial loans, excluding acquired commercial loans, increased by an annualized rate of 12.8%, or $103.1 million, during the first nine months of 2017.
•	Consumer loans, excluding acquired consumer loans, increased by an annualized rate of 27.2%, or $81.2 million, during the first nine months of 2017.
•	Total loans, excluding acquired loans, increased by an annualized rate of 9.2%, or $147.7 million, during the first nine months of 2017.
•	Net interest income for the third quarter of 2017 increased $3.5 million, or 14.2%, compared to the same period in 2016.
•
Net interest margin was 3.71% for the third quarter of 2017 compared to 3.84% for the prior quarter and 3.37% for the third quarter of 2016. The improvement in net interest margin from the prior year was due to Horizon executing a strategy to reduce expensive funding costs in the fourth quarter of 2016, an increase in average interest-earning assets and an increase in loan yields.

Pg. 2 cont. Horizon Bancorp Announces Quarterly and Nine-Month Earnings

•
Net interest margin, excluding the impact of purchase accounting adjustments (“core net interest margin”), was 3.63% for the third quarter of 2017 compared to 3.71% for the prior quarter and 3.31% for the same period in 2016.

•	Horizon’s tangible book value per share rose to $12.38 at September 30, 2017, compared to $11.48 at December 31, 2016.
•
On September 1, 2017, Horizon closed the acquisition of Lafayette Community Bancorp (“Lafayette”) and its wholly-owned subsidiary, Lafayette Community Bank, headquartered in Lafayette, Indiana. The system integration of Lafayette was successfully completed on September 22, 2017.

•
On October 17, 2017, Horizon closed the acquisition of Wolverine Bancorp, Inc. (“Wolverine”) and its wholly-owned subsidiary, Wolverine Bank, headquartered in Midland, Michigan. The system integration of Wolverine is scheduled for November 2017.

Craig Dwight, Chairman and CEO, commented: “During the third quarter of 2017, Horizon’s balanced strategy of organic growth and well-executed acquisitions resulted in another solid quarter of earnings. Core net income for the third quarter of 2017 increased 10.3% to $9.2 million when compared to the same period of 2016, while core net income for the first nine months of 2017 increased 22.5% to $25.4 million. Also, during the third quarter of 2017, Horizon closed the acquisition of Lafayette Community Bancorp adding an experienced team of bankers to take advantage of future opportunities in the growth market of Lafayette, Indiana. We are extremely proud of the incredible work ethic of Horizon’s employees who day in and day out give their best effort to move the Company forward.”

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollars in Thousands Except per Share Data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
Non-GAAP Reconciliation of Net Income	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net income as reported	$8,171	$6,602	$25,467	$18,309
Merger expenses	2,013	2,953	2,213	5,472
Tax effect	(516)	(886)	(586)	(1,582)
Net income excluding merger expenses	9,668	8,669	27,094	22,199

Gain on sale of investment securities	(6)	-	(38)	(875)
Tax effect	2	-	13	306
Net income excluding gain on sale of investment securities	9,664	8,669	27,069	21,630

Acquisition-related purchase accounting adjustments ("PAUs")	(661)	(459)	(2,616)	(1,404)
Tax effect	231	161	916	491
Net income excluding PAUs	$9,234	$8,371	$25,369	$20,717

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.36	$0.30	$1.13	$0.94
Merger expenses	0.09	0.14	0.10	0.28
Tax effect	(0.02)	(0.04)	(0.02)	(0.08)
Diluted earnings per share excluding merger expenses	0.43	0.40	1.21	1.14

Gain on sale of investment securities	(0.00)	-	(0.00)	(0.05)
Tax effect	0.00	-	0.00	0.02
Net income excluding gain on sale of investment securities	0.43	0.40	1.21	1.11

Acquisition-related PAUs	(0.03)	(0.02)	(0.12)	(0.07)
Tax effect	0.01	0.01	0.04	0.03
Diluted earnings per share excluding PAUs	$0.41	$0.39	$1.13	$1.07

Pg. 3 cont. Horizon Bancorp Announces Quarterly and Nine-Month Earnings

Dwight continued, “Total loans, excluding acquired loans, loans held for sale and mortgage warehouse loans, increased $52.0 million during the third quarter of 2017 and $192.4 million during the first nine months of 2017 and was primarily due to increases in commercial and consumer loans. Our growth markets of Fort Wayne, Grand Rapids, Indianapolis and Kalamazoo, combined to produce total loan growth of $37.0 million during the third quarter of 2017 and $120.1 million during the first nine months of 2017. As a result of this growth, commercial loans increased at an annualized rate of 11.1% during the third quarter and 12.9% for the first nine months. Consumer loans have increased at an annualized rate of 26.4% during the third quarter and 20.4% for the first nine months of 2017. Horizon’s addition of a seasoned consumer loan portfolio manager during the third quarter of 2016 and an increased focus on the management of direct consumer loans are the main drivers for the increase. Finally, loans acquired in our recent acquisition of Lafayette increased Horizon’s total loans by $134.4 million during the third quarter of 2017.”

Loan Growth by Type, Excluding Acquired Loans
Three Months Ended September 30, 2017
(Dollars in Thousands)
					Excluding Acquired Loans
	September 30	June 30	Amount	Acquired	Amount	Percent
	2017	2017	Change	Loans	Change	Change
	(Unaudited)	(Unaudited)
Commercial loans	$1,273,790	$1,143,761	$130,029	$(98,011)	$32,018	2.8%
Residential mortgage loans	571,062	549,997	21,065	(30,997)	(9,932)	-1.8%
Consumer loans	485,490	450,209	35,281	(5,345)	29,936	6.6%
Subtotal	2,330,342	2,143,967	186,375	(134,353)	52,022	2.4%
Held for sale loans	3,616	3,730	(114)	-	(114)	-3.1%
Mortgage warehouse loans	95,483	123,757	(28,274)	-	(28,274)	-22.8%
Total loans	$2,429,441	$2,271,454	$157,987	$(134,353)	$23,634	1.0%

Loan Growth by Type, Excluding Acquired Loans
Nine Months Ended September 30, 2017
(Dollars in Thousands)
					Excluding Acquired Loans
	September 30	December 31	Amount	Acquired	Amount	Percent
	2017	2016	Change	Loans	Change	Change
	(Unaudited)
Commercial loans	$1,273,790	$1,069,956	$203,834	$(100,753)	$103,081	9.6%
Residential mortgage loans	571,062	531,874	39,188	(31,056)	8,132	1.5%
Consumer loans	485,490	398,429	87,061	(5,907)	81,154	20.4%
Subtotal	2,330,342	2,000,259	330,083	(137,716)	192,367	9.6%
Held for sale loans	3,616	8,087	(4,471)	-	(4,471)	-55.3%
Mortgage warehouse loans	95,483	135,727	(40,244)	-	(40,244)	-29.7%
Total loans	$2,429,441	$2,144,073	$285,368	$(137,716)	$147,652	6.9%

Pg. 4 cont. Horizon Bancorp Announces Quarterly and Nine-Month Earnings

Mr. Dwight stated, “Our core net interest margin for the third quarter of 2017 decreased to 3.63% compared to 3.71% for the second quarter of 2017, primarily due to a decrease in loan yields and an increase in interest-bearing liabilities. When comparing the third quarter of 2017 to the same period of 2016, our core net interest margin increased to 32 basis points. Horizon’s core net interest margin for the nine months ended September 30, 2017 increased 29 basis points to 3.65% when compared to the same period in 2016.”

Non-GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
Net Interest Margin As Reported	2017	2017	2016	2017	2016
Net interest income	$27,879	$27,198	$24,410	$80,645	$65,053
Average interest-earning assets	3,078,611	2,943,627	2,957,944	2,940,659	2,591,566
Net interest income as a percent of average interest-earning assets ("Net Interest Margin")	3.71%	3.84%	3.37%	3.77%	3.43%

Impact of Acquisitions
Interest income from acquisition-related purchase accounting adjustments	$(661)	$(939)	$(459)	$(2,616)	$(1,404)

Excluding Impact of Prepayment Penalties and Acquisitions
Net interest income	$27,218	$26,259	$23,951	$78,029	$63,649
Average interest-earning assets	3,078,611	2,943,627	2,957,944	2,940,659	2,591,566
Core Net Interest Margin	3.63%	3.71%	3.31%	3.65%	3.36%

On September 1, 2017, Horizon closed the acquisition of Lafayette and its wholly-owned subsidiary, Lafayette Community Bank, in a cash and stock merger. The four full-service locations of the former Lafayette Community Bank serve Tippecanoe County, Indiana. As of September 1, 2017, Lafayette had total assets of $171.4 million.

On October 17, 2017, Horizon closed the acquisition of Wolverine and its wholly-owned subsidiary, Wolverine Bank, in a cash and stock merger. The former Wolverine Bank locations serve Midland and Saginaw Counties, Michigan through three full-service locations and Troy, Michigan in Oakland County through one loan production office. As of June 30, 2017, Wolverine had total assets of $385.9 million.

Mr. Dwight concluded, “We are pleased to finalize the acquisitions of Lafayette and Wolverine over the last two months. Our systems integration of Lafayette was completed during the month of September and was another smooth integration. We believe the same will be true for our systems integration of Wolverine that we expect to complete in November. With the addition of the experienced and talented teams from Lafayette and Wolverine, we believe Horizon is positioned well to seize upon each markets growth opportunities.”

Income Statement Highlights

Net income for the third quarter of 2017 was $8.2 million or $0.36 diluted earnings per share compared to $9.1 million or $0.41 diluted earnings per share for the second quarter of 2017. The decrease in net income and diluted earnings per share from the previous quarter reflects increases in non-interest expense and provision for loan losses of $2.0 million and $380,000, respectively, offset by an increase in net interest income of $681,000 and a decrease in income tax expense of $1.0 million.

Pg. 5 cont. Horizon Bancorp Announces Quarterly and Nine-Month Earnings

Net income for the third quarter of 2017 was $8.2 million or $0.36 diluted earnings per share compared to $6.6 million or $0.30 diluted earnings per share for the third quarter of 2016.  The increase in net income and diluted earnings per share from the same period of 2016 reflects an increase in net interest income of $3.5 million offset by a decrease in non-interest income of $1.3 million and increases in non-interest expense and provision for loan losses of $431,000 and $255,000, respectively.

Net income for the nine months ended September 30, 2017 totaled $25.5 million or $1.13 diluted earnings per share compared to $18.3 million or $0.94 diluted earnings per share for the same period in 2016. The increase in net income and diluted earnings per share reflects an increase in net interest income of $15.6 million offset by a decrease in non-interest income of $2.2 million and increases in non-interest expense and income tax expense of $4.2 million and $1.9 million, respectively.

The increases in diluted earnings per share when comparing 2017 to 2016 was partially offset by an increase in dilutive shares outstanding as a result of the stock issued in the Kosciusko Financial, Inc. and LaPorte Bancorp, Inc. acquisitions in 2016 and the Lafayette acquisition in 2017. Core net income for the third quarter of 2017 was $9.2 million or $0.41 diluted earnings per share compared to $8.4 million or $0.39 diluted earnings per share for the same period of 2016. For the nine months ended September 30, 2017, core net income was $25.4 million or $1.13 diluted earnings per share compared to $20.7 million or $1.07 diluted earnings per share for the same period in 2016.

Horizon’s net interest margin was 3.71% for the third quarter of 2017, down from 3.84% for the prior quarter and up from 3.37% for the same period of 2016.  The decrease in the net interest margin from the third quarter to the second quarter of 2017 was primarily due to 12 basis point decrease in loan yields as a higher amount of swap fee income was recorded during the second quarter. The increase in the net interest margin compared to the same period of 2016 was due to an increase in loan yields of 13 basis points and a decrease in the cost of borrowings of 15 basis points. Excluding acquisition-related purchase accounting adjustments, the margin would have been 3.63% for the third quarter of 2017 compared to 3.71% for the second quarter of 2017 and 3.31% for the same period of 2016. Interest income from acquisition-related purchase accounting adjustments was $661,000, $939,000 and $459,000, for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

Horizon’s net interest margin for the nine months ended September 30, 2017 was 3.77% compared to 3.43% for the same period in 2016. The increase in the net interest margin was primarily due to an increase in loan yields of 13 basis points which was offset by a decrease in the yield earned on non-taxable securities of 24 basis points. Also, the cost of interest-bearing liabilities decreased 12 basis points primarily due to a decrease in the cost of borrowings of 21 basis points. Excluding acquisition-related purchase accounting adjustments, the margin would have been 3.65% for the nine months ended September 30, 2017 compared to 3.36% for the same period in 2016. Interest income from acquisition-related purchase accounting adjustments was $2.6 million and $1.4 million for the nine months ended September 30, 2017 and 2016, respectively.

Total non-interest income decreased during the three and nine months ended September 30, 2017 when compared to the same periods in 2016 by $1.3 million and $2.2 million, respectively, primarily due to a decrease in gains on sale of mortgage loans. Horizon continues to experience a decrease in sold mortgage loan volume compared to 2016. Partially offsetting the decrease in gains on sale of mortgage loans was the continued growth in service charges on deposit accounts, interchange fees and fiduciary activities.

Horizon’s income tax expense decreased $1.0 million from the second quarter of 2017 when compared to the third quarter of 2017 due to a decrease in income before income tax of $1.9 million, a decrease in state tax liability as a result of state net operating loss carryforwards obtained through recent acquisitions and tax benefits related to the exercise of stock options during the quarter. Horizon’s effective tax rate for the third quarter of 2017 decreased to 23.5% compared to 28.0% for the second quarter of 2017.

Pg. 6 cont. Horizon Bancorp Announces Quarterly and Nine-Month Earnings

Lending Activity

Total loans increased $285.4 million from $2.144 billion as of December 31, 2016 to $2.429 billion as of September 30, 2017 as commercial loans increased by $203.8 million, residential mortgage loans increased by $39.2 million and consumer loans increased by $87.1 million offset by a decrease in mortgage warehouse loans of $40.2 million. Total loans, excluding acquired loans, mortgage warehouse loans and loans held for sale, increased by an annualized rate of 12.8%, or $192.4 million, during the nine months ended September 30, 2017.

Loan balances in the growth markets of Fort Wayne, Grand Rapids, Indianapolis and Kalamazoo totaled $517.2 million as of September 30, 2017. Combined, these markets contributed $120.1 million, or 30.3%, in loan growth during the nine months ended September 30, 2017.

Residential mortgage lending activity for the three months ended September 30, 2017 generated $2.1 million in income from the gain on sale of mortgage loans, a decrease of $147,000 from the previous quarter and a decrease of $1.8 million from the same period in 2016. Residential mortgage lending activity for the nine months ended September 30, 2017 generated $6.2 million in income from the gain on sale of mortgage loans, a decrease of $2.8 million from the same period in 2016. Total origination volume for the third quarter of 2017, including loans placed into portfolio, totaled $95.1 million, representing a decrease of 13.8% from the previous quarter and a decrease of 26.3% from the same period in 2016. Total origination volume for the nine months ended September 30, 2017, including loans placed into portfolio, totaled $271.4 million, a decrease of 20.5% compared to the same period in 2016. The decrease in mortgage loan origination volume was primarily due to a decrease in mortgage loan refinance activity when comparing 2017 to 2016. Purchase money mortgage originations during the third quarter of 2017 represented 80.2% of total originations compared to 78.4% of originations during the previous quarter and 66.5% during the third quarter of 2016. Purchase money mortgage originations for the nine months ended September 30, 2017 represented 76.9% of originations compared to 70.8% for the same period in 2016.

The provision for loan losses totaled $710,000 for the third quarter of 2017 compared to $330,000 for the second quarter of 2017 and $455,000 for the third quarter of 2016. The increase in the provision for loan losses in the third quarter of 2017 was due to the increase in gross loans when compared to the same period in 2016. The provision for loan losses totaled $1.4 million and $1.2 million for the nine months ended September 30, 2017 and 2016, respectively. The increase in the provision for loan losses was due to additional allocations to loans originated in new markets and an increase in allocation for agricultural economic factors.

The ratio of the allowance for loan losses to total loans decreased to 0.61% as of September 30, 2017 from 0.69% as of December 31, 2016 due to an increase in gross loans.  The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 0.77% as of September 30, 2017 compared to 0.91% as of December 31, 2016.  Loan loss reserves and credit-related loan discounts on acquired loans as a percentage of total loans was 1.18% as of September 30, 2017 compared to 1.39% as of December 31, 2016.

Pg. 7 cont. Horizon Bancorp Announces Quarterly and Nine-Month Earnings

Non- GAAP Allowance for Loan and Lease Loss Detail
As of September 30, 2017
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy	Heartland	Summit	Peoples	Kosciusko	LaPorte	CNB	Lafayette	Total
Pre-discount loan balance	$1,903,322	$12,861	$44,649	$123,332	$64,450	$158,099	$7,694	$125,981	$2,440,388

Allowance for loan losses (ALLL)	15,515	71	-	-	-	-	-	-	15,586
Loan discount	N/A	846	2,365	2,944	810	4,036	206	3,356	14,563
ALLL+loan discount	15,515	917	2,365	2,944	810	4,036	206	3,356	30,149

Loans, net	$1,887,807	$11,944	$42,284	$120,388	$63,640	$154,063	$7,488	$122,625	$2,410,239

ALLL/ pre-discount loan balance	0.82%	0.55%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.64%
Loan discount/ pre-discount loan balance	N/A	6.58%	5.30%	2.39%	1.26%	2.55%	2.68%	2.66%	0.60%
ALLL+loan discount/ pre-discount loan balance	0.82%	7.13%	5.30%	2.39%	1.26%	2.55%	2.68%	2.66%	1.24%

Non-performing loans to total loans increased 3 basis points to 0.53% at September 30, 2017 from 0.50% at December 31, 2016.  Non-performing loans totaled $12.9 million as of September 30, 2017, an increase of $2.2 million from $10.7 million as of December 31, 2016.  Compared to December 31, 2016, non-performing commercial loans increased by $1.4 million, non-performing real estate loans increased by $523,000 and non-performing consumer loans increased $227,000.

Expense Management

Total non-interest expense was $431,000 higher in the third quarter of 2017 compared to the same period of 2016.  Excluding merger-related expenses of $2.0 million and $3.0 million recorded during the three months ended September 30, 2017 and 2016, respectively, total non-interest expense increased $1.4 million, or 6.5%. The increase was primarily due to an increase in salaries and employee benefits of $701,000, net occupancy expenses of $226,000, and other expenses of $274,000 reflecting overall company growth, market expansion and recent acquisitions. Outside services and consultant expense decreased by $182,000 due to a lower amount of merger-related expenses incurred for the third quarter of 2017 when compared to the same period of 2016. FDIC insurance expense decreased $195,000 in the third quarter of 2017 when compared to the same period of 2016 as the assessment rate schedule was reduced effective for assessment payments due in the fourth quarter of 2016 and 2017. Loan expense decreased $267,000 in the third quarter of 2017 when compared to the same prior year period of 2016 primarily due to a decrease in loan collection expenses.

Total non-interest expense for the nine months ended September 30, 2017 increased $4.2 million, or 6.6%, when compared to the same period in 2016. Excluding merger-related expenses of $2.2 million and $5.5 million recorded during the nine months ended September 30, 2017 and 2016, respectively, total non-interest expense increased $7.5 million, or 12.7%. The increase was primarily due to increases in salaries and employee benefits of $4.5 million, net occupancy expenses of $1.0 million, data processing expenses of $456,000 and other expenses of $957,000 reflecting overall company growth, market expansion and recent acquisitions. Outside services and consultant expense and professional fee expense decreased $992,000 and $393,000, respectively, for the nine months ended September 30, 2017 when compared to the same period of 2016 primarily due to a lower amount of merger-related expenses being incurred in 2017. FDIC insurance expense decreased $503,000 during the first nine months of 2017 when compared to the same period in 2016 due to the reduced assessment rate schedule. Other losses decreased $324,000 for the nine months ended September 30, 2017 when compared to the same 2016 period due to lower debit card fraud-related expenses. Loan expense was $514,000 lower for the nine months ended September 30, 2017 when compared to the same period of 2016 primarily due to a decrease in loan collection expenses.

Pg. 8 cont. Horizon Bancorp Announces Quarterly and Nine-Month Earnings

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures of the net interest margin and the allowance for loan and lease losses excluding the impact of acquisition-related purchase accounting adjustments, total loans and loan growth, and net income and diluted earnings per share excluding the impact of one-time costs related to acquisitions, acquisition-related purchase accounting adjustments and other events that are considered to be non-recurring.  Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.  See the tables and other information contained elsewhere in this press release for reconciliations of the non-GAAP figures identified herein and their most comparable GAAP measures.

Non-GAAP Reconciliation of Tangible Stockholders' Equity and Tangible Book Value per Share
(Dollars in Thousands Except per Share Data)

	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total stockholders’ equity	$392,212	$357,259	$348,575	$340,855	$345,736
Less: Intangible assets	103,419	86,726	87,094	86,307	83,891
Total tangible stockholders' equity	$288,793	$270,533	$261,481	$254,548	$261,845

Common shares outstanding	23,325,459	22,176,465	22,176,465	22,171,596	22,143,228

Tangible book value per common share	$12.38	$12.20	$11.79	$11.48	$11.83

Non-GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	September 30		September 30
Non-GAAP Reconciliation of Net Income	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Average Assets	$3,383,662	$3,273,618	$3,247,300	$2,856,473

Net income as reported	8,171	6,602	25,467	18,309
Merger expenses	2,013	2,953	2,213	5,472
Tax effect	(516)	(886)	(586)	(1,582)
Net income excluding merger expenses	9,668	8,669	27,094	22,199

Gain on sale of investment securities	(6)	-	(38)	(875)
Tax effect	2	-	13	306
Net income excluding gain on sale of investment securities	9,664	8,669	27,069	21,630

Acquisition-related purchase accounting adjustments ("PAUs")	(661)	(459)	(2,616)	(1,404)
Tax effect	231	161	916	491
Net income excluding PAUs	$9,234	$8,371	$25,369	$20,717

Non-GAAP Reconciliation Return on Average Assets
Return on average assets as reported	0.96%	0.80%	1.05%	0.86%
Merger expenses	0.24%	0.37%	0.09%	0.25%
Tax effect	-0.06%	-0.11%	-0.03%	-0.07%
Return on average assets excluding merger expenses	1.14%	1.06%	1.11%	1.04%

Gain on sale of investment securities	0.00%	0.00%	0.00%	-0.04%
Tax effect	0.00%	0.00%	0.00%	0.01%
Return on average assets excluding gain on sale of investment securities	1.14%	1.06%	1.11%	1.01%

Acquisition-related PAUs	-0.08%	-0.06%	-0.11%	-0.06%
Tax effect	0.03%	0.02%	0.04%	0.02%
Return on average assets excluding PAUs	1.09%	1.02%	1.04%	0.97%

Pg. 9 cont. Horizon Bancorp Announces Quarterly and Nine-Month Earnings

About Horizon

Horizon Bancorp is an independent, commercial bank holding company serving northern and central Indiana, southern and central Michigan, and central Ohio through its commercial banking subsidiary Horizon Bank. Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

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HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Balance sheet:
Total assets	$3,519,658	$3,321,178	$3,169,643	$3,141,156	$3,325,650
Investment securities	708,449	704,525	673,090	633,025	744,240
Commercial loans	1,273,790	1,143,761	1,106,471	1,069,956	1,047,450
Mortgage warehouse loans	95,483	123,757	89,360	135,727	226,876
Residential mortgage loans	571,062	549,997	533,646	531,874	530,162
Consumer loans	485,490	450,209	417,476	398,429	386,031
Earning assets	3,153,230	2,990,924	2,845,922	2,801,030	2,963,005
Non-interest bearing deposit accounts	563,536	508,305	502,400	496,248	479,771
Interest bearing transaction accounts	1,536,169	1,401,407	1,432,228	1,499,120	1,367,285
Time deposits	508,570	452,208	509,071	475,842	489,106
Borrowings	458,152	485,304	319,993	267,489	569,908
Subordinated debentures	37,607	37,562	37,516	37,456	37,418
Total stockholders’ equity	392,212	357,259	348,575	340,855	345,736

Income statement:	Three months ended
Net interest income	$27,879	$27,198	$25,568	$20,939	$24,410
Provision for loan losses	710	330	330	623	455
Non-interest income	8,021	8,212	7,559	9,484	9,318
Non-interest expenses	24,513	22,488	21,521	22,588	24,082
Income tax expense	2,506	3,520	3,052	1,609	2,589
Net income	8,171	9,072	8,224	5,603	6,602
Preferred stock dividend	-	-	-	-	-
Net income available to common shareholders	$8,171	$9,072	$8,224	$5,603	$6,602

Per share data:
Basic earnings per share (1)	$0.36	$0.41	$0.37	$0.25	$0.31
Diluted earnings per share (1)	0.36	0.41	0.37	0.25	0.30
Cash dividends declared per common share (1)	0.13	0.13	0.11	0.11	0.10
Book value per common share (1)	16.81	16.11	15.72	15.37	15.61
Tangible book value per common share	12.38	12.20	11.79	11.48	11.83
Market value - high	29.17	27.50	28.09	28.41	20.01
Market value - low	$25.30	$24.73	$24.91	$17.84	$16.61
Weighted average shares outstanding - Basic	22,580,160	22,176,465	22,175,526	22,155,549	21,538,752
Weighted average shares outstanding - Diluted	22,708,563	22,322,390	22,326,071	22,283,722	21,651,953

Key ratios:
Return on average assets	0.96%	1.12%	1.07%	0.69%	0.80%
Return on average common stockholders' equity	8.92	10.24	9.66	6.49	7.88
Net interest margin	3.71	3.84	3.80	2.92	3.37
Loan loss reserve to total loans	0.64	0.66	0.70	0.69	0.66
Non-performing loans to loans	0.53	0.51	0.46	0.50	0.58
Average equity to average assets	10.74	10.94	11.12	10.59	10.18
Bank only capital ratios:
Tier 1 capital to average assets	10.05	9.87	10.26	9.93	9.65
Tier 1 capital to risk weighted assets	12.83	12.82	13.40	13.33	12.73
Total capital to risk weighted assets	13.43	13.44	14.05	13.98	13.34

Loan data:
Substandard loans	$35,663	$34,870	$30,865	$30,361	$33,914
30 to 89 days delinquent	6,284	4,555	5,476	6,315	3,821

90 days and greater delinquent - accruing interest	$162	$160	$245	$241	$59
Trouble debt restructures - accruing interest	2,015	1,924	1,647	1,492	1,523
Trouble debt restructures - non-accrual	1,192	668	998	1,014	1,164
Non-accrual loans	9,501	8,811	6,944	7,936	10,091
Total non-performing loans	$12,870	$11,563	$9,834	$10,683	$12,837
(1) Adjusted for 3:2 stock split on November 14, 2016

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	September 30
	2017	2016
Balance sheet:
Total assets	$3,519,658	$3,325,650
Investment securities	708,449	744,240
Commercial loans	1,273,790	1,047,450
Mortgage warehouse loans	95,483	226,876
Residential mortgage loans	571,062	530,162
Consumer loans	485,490	386,031
Earning assets	3,153,230	2,963,005
Non-interest bearing deposit accounts	563,536	479,771
Interest bearing transaction accounts	1,536,169	1,367,285
Time deposits	508,570	489,106
Borrowings	458,152	569,908
Subordinated debentures	37,607	37,418
Total stockholders’ equity	392,212	345,736

Income statement:	Nine Months Ended
Net interest income	$80,645	$65,053
Provision for loan losses	1,370	1,219
Non-interest income	23,792	27,789
Non-interest expenses	68,522	66,122
Income tax expense	9,078	7,192
Net income	25,467	18,309
Preferred stock dividend	-	(42)
Net income available to common shareholders	$25,467	$18,267

Per share data:
Basic earnings per share (1)	$1.14	$0.95
Diluted earnings per share (1)	1.13	0.94
Cash dividends declared per common share (1)	0.37	0.30
Book value per common share (1)	16.81	15.61
Tangible book value per common share	12.38	11.76
Market value - high	29.17	20.01
Market value - low	$24.73	$15.41
Weighted average shares outstanding - Basic	22,326,454	19,252,295
Weighted average shares outstanding - Diluted	22,457,888	19,346,376

Key ratios:
Return on average assets	1.05%	0.86%
Return on average common stockholders' equity	9.59	8.82
Net interest margin	3.77	3.43
Loan loss reserve to total loans	0.64	0.66
Non-performing loans to loans	0.53	0.58
Average equity to average assets	10.94	10.13
Bank only capital ratios:
Tier 1 capital to average assets	10.05	9.65
Tier 1 capital to risk weighted assets	12.83	12.73
Total capital to risk weighted assets	13.43	13.34

Loan data:
Substandard loans	$35,663	$33,484
30 to 89 days delinquent	6,284	3,822

90 days and greater delinquent - accruing interest	$162	$59
Trouble debt restructures - accruing interest	2,015	1,164
Trouble debt restructures - non-accrual	1,192	1,523
Non-accrual loans	9,501	10,091
Total non-performing loans	$12,870	$12,837
(1) Adjusted for 3:2 stock split on November 14, 2016

 HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Commercial	$7,877	$7,617	$7,600	$6,579	$6,222
Real estate	2,129	1,750	1,697	2,090	1,947
Mortgage warehousing	1,048	1,090	1,042	1,254	1,337
Consumer	4,532	4,570	4,715	4,914	5,018
Total	$15,586	$15,027	$15,054	$14,837	$14,524

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Commercial	$169	$24	$(134)	$49	$(5)
Real estate	24	(8)	38	64	-
Mortgage warehousing	-	-	-	-	-
Consumer	(42)	341	209	197	162
Total	$151	$357	$113	$310	$157

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Commercial	$3,869	$2,794	$1,530	$2,432	$5,419
Real estate	5,545	5,285	5,057	5,022	4,251
Mortgage warehousing	-	-	-	-	-
Consumer	3,456	3,484	3,247	3,229	3,108
Total	$12,870	$11,563	$9,834	$10,683	$12,778

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Commercial	$324	$409	$542	$542	$542
Real estate	1,443	1,805	2,413	2,648	3,182
Mortgage warehousing	-	-	-	-	-
Consumer	26	21	20	26	67
Total	$1,793	$2,235	$2,975	$3,216	$3,791

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2017			September 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$6,770	$24	1.41%	$35,492	$20	0.22%
Interest-earning deposits	20,157	49	0.96%	55,047	32	0.23%
Investment securities - taxable	426,145	2,094	1.95%	530,228	2,446	1.84%
Investment securities - non-taxable (1)	296,716	1,790	3.36%	186,074	1,151	3.73%
Loans receivable (2)(3)	2,328,823	28,113	4.82%	2,151,103	25,313	4.69%
Total interest-earning assets (1)	3,078,611	32,070	4.25%	2,957,944	28,962	3.98%

Non-interest-earning assets
Cash and due from banks	41,465			39,875
Allowance for loan losses	(15,135)			(14,301)
Other assets	278,721			290,100

	$3,383,662			$3,273,618

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,961,998	$1,841	0.37%	$1,896,156	$1,875	0.39%
Borrowings	460,878	1,753	1.51%	510,738	2,128	1.66%
Subordinated debentures	36,386	597	6.51%	37,092	549	5.89%
Total interest-bearing liabilities	2,459,262	4,191	0.68%	2,443,986	4,552	0.74%

Non-interest-bearing liabilities
Demand deposits	540,109			462,253
Accrued interest payable and other liabilities	20,915			34,144
Stockholders' equity	363,376			333,235

	$3,383,662			$3,273,618

Net interest income/spread		$27,879	3.58%		$24,410	3.24%

Net interest income as a percent of average interest earning assets (1)			3.71%			3.37%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2017			September 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$3,857	$35	1.21%	$13,812	$23	0.22%
Interest-earning deposits	24,177	201	1.11%	34,624	59	0.23%
Investment securities - taxable	416,323	6,581	2.11%	486,374	7,621	2.09%
Investment securities - non-taxable (1)	286,007	5,193	3.39%	183,142	3,583	3.63%
Loans receivable (2)(3)	2,210,295	79,699	4.83%	1,873,614	65,854	4.70%
Total interest-earning assets (1)	2,940,659	91,709	4.27%	2,591,566	77,140	4.05%

Non-interest-earning assets
Cash and due from banks	42,004			36,220
Allowance for loan losses	(15,069)			(14,334)
Other assets	279,706			243,021

	$3,247,300			$2,856,473

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,967,457	$5,315	0.36%	$1,680,560	$4,923	0.39%
Borrowings	357,932	4,028	1.50%	438,324	5,608	1.71%
Subordinated debentures	36,339	1,721	6.33%	34,144	1,556	6.09%
Total interest-bearing liabilities	2,361,728	11,064	0.63%	2,153,028	12,087	0.75%

Non-interest-bearing liabilities
Demand deposits	510,230			387,768
Accrued interest payable and other liabilities	20,220			26,397
Stockholders' equity	355,121			289,280

	$3,247,299			$2,856,473

Net interest income/spread		$80,645	3.64%		$65,053	3.30%

Net interest income as a percent of average interest earning assets (1)			3.77%			3.43%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	September 30	December 31
	2017	2016
	(Unaudited)
Assets
Cash and due from banks	$72,662	$70,832
Investment securities, available for sale	509,844	439,831
Investment securities, held to maturity (fair value of $203,542 and $194,086)	198,605	193,194
Loans held for sale	3,616	8,087
Loans, net of allowance for loan losses of $15,586 and $14,837	2,410,239	2,121,149
Premises and equipment, net	73,743	66,357
Federal Reserve and Federal Home Loan Bank stock	15,340	23,932
Goodwill	93,925	76,941
Other intangible assets	9,494	9,366
Interest receivable	14,880	12,713
Cash value of life insurance	75,480	74,134
Other assets	41,830	44,620
Total assets	$3,519,658	$3,141,156
Liabilities
Deposits
Non-interest bearing	$563,536	$496,248
Interest bearing	2,044,739	1,974,962
Total deposits	2,608,275	2,471,210
Borrowings	458,152	267,489
Subordinated debentures	37,607	37,456
Interest payable	700	472
Other liabilities	22,712	23,674
Total liabilities	3,127,446	2,800,301
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Issued 0 and 0 shares	-	-
Common stock, no par value
Authorized 66,000,000 shares(1)
Issued, 23,344,709 and 22,192,530 shares(1)
Outstanding, 23,325,459 and 22,171,596 shares(1)	-	-
Additional paid-in capital	212,593	182,326
Retained earnings	181,396	164,173
Accumulated other comprehensive loss	(1,777)	(5,644)
Total stockholders’ equity	392,212	340,855
Total liabilities and stockholders’ equity	$3,519,658	$3,141,156

(1) Adjusted for 3:2 stock split on November 14, 2016

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Interest Income
Loans receivable	$28,113	$25,313	$79,699	$65,854
Investment securities
Taxable	2,167	2,498	6,817	7,703
Tax exempt	1,790	1,151	5,193	3,583
Total interest income	32,070	28,962	91,709	77,140
Interest Expense
Deposits	1,841	1,875	5,315	4,923
Borrowed funds	1,753	2,128	4,028	5,608
Subordinated debentures	597	549	1,721	1,556
Total interest expense	4,191	4,552	11,064	12,087
Net Interest Income	27,879	24,410	80,645	65,053
Provision for loan losses	710	455	1,370	1,219
Net Interest Income after Provision for Loan Losses	27,169	23,955	79,275	63,834
Non-interest Income
Service charges on deposit accounts	1,672	1,605	4,638	4,310
Wire transfer fees	175	292	503	588
Interchange fees	1,251	1,156	3,809	3,065
Fiduciary activities	1,887	1,653	5,752	4,753
Gains (losses) on sale of investment securities (includes $6 and $0 for the three months ended September 30, 2017 and 2016, respectively, and $38 and $875 for the nine months ended September 30, 2017 and 2016, respectively, related to accumulated other comprehensive earnings reclassifications)	6	-	38	875
Gain on sale of mortgage loans	1,950	3,528	5,918	9,171
Mortgage servicing income net of impairment	369	409	1,175	1,356
Increase in cash value of bank owned life insurance	474	449	1,346	1,145
Other income	237	226	613	708
Total non-interest income	8,021	9,318	23,792	25,971
Non-interest Expense
Salaries and employee benefits	12,911	12,210	37,086	32,592
Net occupancy expenses	2,400	2,174	7,048	6,011
Data processing	1,502	1,616	4,311	3,855
Professional fees	649	612	1,797	2,190
Outside services and consultants	2,504	2,686	4,991	5,983
Loan expense	1,215	1,482	3,572	4,086
FDIC insurance expense	270	465	776	1,279
Other losses	58	107	186	510
Other expense	3,004	2,730	8,755	7,798
Total non-interest expense	24,513	24,082	68,522	64,304
Income Before Income Tax	10,677	9,191	34,545	25,501
Income tax expense (includes $2 and $0 for the three months ended September 30, 2017 and 2016, respectively, and $13 and $306 for the nine months ended September 30, 2017 and 2016, respectively, related to income tax expense from reclassification items)	2,506	2,589	9,078	7,192
Net Income	8,171	6,602	25,467	18,309
Preferred stock dividend	-	-	-	(42)
Net Income Available to Common Shareholders	$8,171	$6,602	$25,467	$18,267
Basic Earnings Per Share	$0.36	$0.31	$1.14	$0.95
Diluted Earnings Per Share	0.36	0.30	1.13	0.94